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                                                                   EXHIBIT 23.1


                         Consent of Independent Auditors



We consent to the incorporation by reference in the Registration Statement (Form S-3, No. 333-11031) and related Prospectus of HFS Incorporated, dated August 29, 1996, of our report dated March 10, 1997, with respect to the consolidated financial statements and schedule of CUC International Inc. included in its Annual Report (Form 10-K) for the year ended January 31, 1997, and incorporated by reference in the Joint Proxy Statement filed by CUC International Inc. and HFS Incorporated that is made a part of CUC International Inc.'s Registration Statement (Form S-4, No. 333-34517).



/s/ ERNST & YOUNG LLP

Stamford, Connecticut
October 31, 1997